                                  SCHEDULE 14A

                                 (RULE 14n-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

FILED BY THE REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             SKILLSOFT CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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

                             SKILLSOFT CORPORATION
                            20 INDUSTRIAL PARK DRIVE
                          NASHUA, NEW HAMPSHIRE 03062

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2000

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SkillSoft Corporation, a Delaware corporation, will be held as follows:

    DATE:   Friday, June 9, 2000
    TIME:   10:00 a.m. local time
    PLACE:  Hale and Dorr LLP
            60 State Street
            Boston, MA 02109

     The meeting will be held to consider and vote upon the following matters:

     1. To elect two Class I directors to serve until the 2003 Annual Meeting of Stockholders;

     2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current year; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, April 21, 2000 as the date for the determination of the stockholders of record entitled to notice of, and to vote at, the meeting and at any adjournments thereof.

                                   By order of the Board of Directors,

                                   Thomas J. McDonald, Secretary

May 10, 2000

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             SKILLSOFT CORPORATION

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 9, 2000

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SkillSoft Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Friday, June 9, 2000 at 10:00 a.m. local time at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 and at any adjournment of that meeting.

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified on a proxy, it will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy or by voting in person at the meeting. Attendance at the meeting will not itself have the effect of revoking a proxy unless the stockholder gives affirmative notice at the meeting that the stockholder intends to revoke the proxy and vote in person.

     A copy of the Company's Annual Report to Stockholders for the year ended January 31, 2000, which contains financial statements and other information of interest to stockholders, accompanies the Notice of Meeting and this Proxy Statement and is being mailed to stockholders on or about May 15, 2000.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 20 INDUSTRIAL PARK DRIVE, NASHUA, NEW HAMPSHIRE 03062.

VOTES REQUIRED

     On April 21, 2000, the date for the determination of stockholders of record entitled to vote at the meeting, there were an aggregate of 13,073,797 shares of common stock outstanding and entitled to vote, constituting all of the outstanding voting stock of the Company. Each share of common stock entitles the record holder to one vote on each of the matters to be voted upon at the meeting.

     The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Holders of shares of common stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

     The affirmative vote of the holders of shares representing a plurality of the votes cast on the matter is required for the election of directors. The affirmative vote of the holders of shares representing a majority of the votes cast on the matter is required for the ratification of the selection of independent public accountants.

     Shares held by stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and such "broker non-votes" will have no effect on the voting on the election of the directors or on the ratification of the selection of independent public accountants.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I directors, whose terms expire at this Annual Meeting of Stockholders; two Class II directors, whose terms expire at the 2001 Annual Meeting of Stockholders; and one Class III director whose term expires at the 2002 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Charles E. Moran and Stewart K.P. Gross as Class I directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Messrs. Moran and Gross are currently Class I directors of the Company. Messrs. Moran and Gross have indicated their willingness to serve, if elected, but should either of them be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class I directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE
                                   NOMINEES.

CLASS I DIRECTORS (holding office for a term expiring at this Annual Meeting)

     Charles E. Moran, age 45, is a founder of the Company and has served as its Chairman of the Board, President and Chief Executive Officer since January 1998. Before founding the Company, Mr. Moran served as President and Chief Executive Officer of National Education Training Group, Inc., a computer-based information technology training company, from May 1995 until November 1997. From July 1994 to May 1995, Mr. Moran was an independent consultant. From October 1993 until July 1994, Mr. Moran served as Chief Financial Officer and Chief Operating Officer of Softdesk, Inc., a developer of computer-assisted design and drafting software. Mr. Moran is also a director of Workgroup Technology Corporation.

     Stewart K.P. Gross, age 40, has served as director of the Company since January 1998. Mr. Gross is a Managing Director of E.M. Warburg, Pincus & Co., LLC, where he has been employed since July 1987. Mr. Gross is a director of BEA Systems, Inc., Alysis Technologies, Inc. and several privately held companies.

CLASS II DIRECTORS (holding office for a term expiring at the 2001 Annual
Meeting)

     C. Samantha Chen, age 30, has served as director of the Company since June 1999. Ms. Chen has been a Vice President at E.M. Warburg, Pincus & Co., LLC since January 2000, and was an associate from September 1997 to January 2000. From April 1992 to June 1995, Ms. Chen served as an analyst at Bessemer Venture Partners. From September 1995 to June 1997, Ms. Chen attended the Stanford Graduate School of Business, where she obtained her MBA.

     William T. Coleman III, age 52, has served as director of the Company since August 1999. Since January 1995, Mr. Coleman has served as Chairman of the Board and Chief Executive Officer of BEA Systems Inc., a provider of software solutions for enterprise electronic commerce applications. From December 1985 to January 1995, Mr. Coleman served as Vice President and General Manager and Vice President of Software at Sun Microsystems. Mr. Coleman is also a director of Portal Software, Inc.

CLASS III DIRECTOR (holding office for a term expiring at the 2002 Annual
Meeting)

     James Adkisson, age 52, has served as director of the Company since January 1998. Since 1992, Mr. Adkisson has been a Partner at Growth Resources International, an investment advisory services company.

     For information relating to shares of common stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management" below.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met thirteen times during the fiscal year ended January 31, 2000. Each director attended at least 75% of the aggregate number of Board and committee meetings held during the fiscal year ended January 31, 2000 that he or she was eligible to attend as a director and committee member.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Audit Committee of the Board of Directors is responsible for reviewing the results and scope of audits and other services provided by the Company's independent public accountants and reviewing the Company's system of internal accounting and financial controls. The Audit Committee has adopted a written charter. The Audit Committee did not meet during fiscal year ended January 31, 2000 as its functions were discharged by the full Board of Directors. The current members of the Audit Committee are Messrs. Adkisson and Coleman.

     The Compensation Committee of the Board of Directors is responsible for reviewing and evaluating the salaries and incentive compensation of management and key employees of the Company and making recommendations concerning these matters to the Board of Directors. The Compensation Committee did not meet during fiscal year ended January 31, 2000 as its functions were discharged by the full Board of Directors. The current members of the Compensation Committee are Ms. Chen and Mr. Gross.

     The Company does not have a nominating committee or a committee performing similar functions.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company, who currently consist of Ms. Chen and Messrs. Adkisson, Coleman and Gross, are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings. No director receives cash compensation for services rendered as a director. Non-employee directors (other than those currently serving on the Board of Directors) will also be eligible for participation in the Company's 1999 Non-Employee Director Stock Option Plan. Under that Plan, each non-employee director of the Company (other than current directors) will be granted a stock option to purchase 40,000 shares of common stock on the date he or she is first elected to the Board of Directors. The exercise price for all options granted under the Plan will be equal to the fair market value of the common stock on the date of grant. The options granted will become exercisable in four equal annual installments on each anniversary of the date of grant, provided that the optionee remains a director, and will become exercisable in full upon a change in control of the Company. Each option will expire on the earlier of ten years from the date of grant or on the first anniversary of the date on which the optionee ceases to be a director of Skillsoft.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of February 29, 2000 with respect to the beneficial ownership of shares of common stock by each person known to the Company to own beneficially more than

5% of the outstanding shares of common stock; the directors and director nominees; each of the executive officers; and the directors and executive officers as a group.

     The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"). Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares which the individual or entity has the right to acquire on or before April 29, 2000 through the exercise of stock options, and any reference in the footnotes to this table to shares subject to stock options refers only to stock options that are so exercisable. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares which that person or entity has the right to acquire on or before April 29, 2000, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                      AMOUNT AND NATURE
                                                                   OF BENEFICIAL OWNERSHIP
                                                              ---------------------------------
NAME AND ADDRESS                                              NUMBER OF SHARES    PERCENTAGE OF
OF BENEFICIAL OWNER                                           OF COMMON STOCK     COMMON STOCK
-------------------                                           ----------------    -------------
Warburg, Pincus Ventures, L.P.(1)...........................     6,209,524            47.5%
Stewart K.P. Gross(2).......................................     6,209,524            47.5%
Charles E. Moran(3).........................................     1,366,666            10.5%
Jerald A. Nine..............................................       500,000             3.8%
Mark A. Townsend............................................       433,333             3.3%
Thomas J. McDonald..........................................       266,666             2.0%
James Adkisson..............................................       127,830               *
William T. Coleman, III(4)..................................        61,164               *
C. Samantha Chen(5).........................................            --              --
All directors and executive officers as a group (8
  persons)(6)...............................................     8,965,183            68.6%

---------------
* Less than 1%

(1) The address for Warburg, Pincus Ventures, L.P. is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(2) Consists of shares beneficially owned by Warburg, Pincus Ventures, L.P. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Ventures, L.P. Warburg, Pincus Ventures, L.P. is managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC, and may be deemed to control both entities. Mr. Gross, a director of the Company, is a managing director and member of E.M. Warburg, Pincus & Co., LLC and a general partner of Warburg Pincus & Co. Mr. Gross disclaims beneficial ownership of these shares. Mr. Gross' address is c/o Warburg, Pincus Ventures L.P., 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(3) Consists of 733,333 shares beneficially owned by Mr. Moran and a total of 633,333 shares of common stock beneficially owned by Mr. Moran's wife, as trustee of various trusts for the benefit of Mr. Moran's children. Mr. Moran disclaims beneficial ownership of the shares held in trust. Excluding these shares, Mr. Moran beneficially owns a total of 733,333 shares of common stock, or 5.6% of the outstanding common stock.

(4) Consists of shares beneficially owned by the Coleman Family Trust, of which Mr. Coleman is trustee.

(5) Excludes shares beneficially owned by Warburg, Pincus Ventures, L.P. Ms. Chen is a vice president of E.M. Warburg, Pincus & Co., LLC, the manager of Warburg, Pincus Ventures, L.P.

(6) See Notes 2-5.

SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation for the fiscal years ended January 31, 1999 and 2000 for each of the Company's executive officers.

                                                                               LONG TERM
                                                           ANNUAL           COMPENSATION(2)
                                       FISCAL         COMPENSATION(1)           AWARDS
                                        YEAR        --------------------    ---------------
                                        ENDED                                 RESTRICTED          ALL OTHER
NAME AND PRINCIPAL POSITION          JANUARY 31,     SALARY      BONUS      STOCK AWARDS(3)    COMPENSATION(4)
---------------------------          -----------    --------    --------    ---------------    ---------------
Charles E. Moran...................     2000        $250,000    $     --      $       --          $606,736(5)
  Chairman of the Board, President      1999        $250,000          --      $1,373,700                --
  and Chief Executive Officer

Thomas J. McDonald.................     2000        $135,000          --      $  915,791          $  2,599
  Chief Financial Officer, Vice         1999        $135,000     100,000      $2,747,400                --
  President, Operations and
    Treasurer

Jerald A. Nine.....................     2000        $145,000          --      $  457,895          $  5,577
  Vice President, Worldwide             1999(6)     $117,115          --      $6,410,605                --
  Sales and Marketing

Mark A. Townsend...................     2000        $145,000          --      $  457,895          $  5,577
  Vice President, Product               1999        $145,000          --      $5,494,800                --
  Development

---------------
(1) Other compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2) The Company did not make any stock option grants, grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3) Long term compensation consisted of restricted stock granted under the Company's 1998 Stock Incentive Plan which vests in 36 equal monthly installments commencing the month following the date of grant. Amounts shown above represent the value of the restricted stock award, based on the initial public offering price ($14.00) less the purchase price paid. The number of shares of restricted stock granted to Messrs. Moran, McDonald, Townsend and Nine in the fiscal year ended January 31, 1999 was 0; 200,000; 400,000 and 466,667, respectively. The number of shares of restricted stock granted to Messrs. Moran, McDonald, Townsend and Nine during the fiscal year ended January 31, 2000 was: 100,000; 66,666; 33,333 and 33,333,
    respectively. The number of shares of restricted stock held by each of the executive officers as of January 31, 2000 and its value as of January 31, 2000, based on the initial public offering price ($14.00), was as follows:
    Mr. Moran: 100,000 shares, $1,400,000; Mr. McDonald: 266,666 shares,
    $3,733,324; Mr. Townsend: 433,333 shares, $6,066,662; and Mr. Nine: 500,000 shares, $7,000,000. The holders of those shares of restricted stock will be entitled to receive any dividends paid by the Company on its common stock.

(4) Includes amounts paid as accrued vacation time.

(5) Includes $600,000 as bonus paid under Mr. Moran's employment agreement. See "Employment Agreements."

(6) Mr. Nine joined the Company in April 1998 and thus received compensation for only part of the fiscal year.

OPTION GRANTS DURING FISCAL YEAR

     The Company did not grant any options or stock appreciation rights during the fiscal year ended January 31, 2000 to any of its executive officers.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     None of the executive officers of the Company exercised any options to purchase stock of the Company during the fiscal year ended January 31, 2000 or held any such options as of January 31, 2000.

EMPLOYMENT AGREEMENTS

     The Company is a party to an employment agreement with Mr. Moran entered into in December 1997. Under the terms of this employment agreement, Mr. Moran is entitled to receive an annual base salary of $250,000, which may be increased in accordance with the Company's regular salary review practices. Mr. Moran is also entitled to be paid a signing bonus of $600,000 upon the earliest of:

     - the end of the second consecutive quarter that the Company achieves quarterly revenue in excess of $1,000,000,

     - the fourth anniversary of the date of the employment agreement or

     - a sale of the Company following which the Company's stockholders own less than 50% of the equity securities of the surviving company.

     Mr. Moran was paid this bonus following the quarter ended January 31, 2000, based on the Company achieving revenue in excess of $1,000,000 in two consecutive quarters.

     Mr. Moran is also entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. Moran may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. Moran. If the Company terminates Mr. Moran's employment without cause, or if Mr. Moran terminates his employment for good reason (as defined in the employment agreement), then the Company will be required to pay Mr. Moran his base salary and benefits for a period of twelve months following termination. In addition, in the event of such a termination, Mr. Moran's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per month during the twelve months following termination.

     The Company is a party to an employment agreement with Mr. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive an annual base salary of $135,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Mr. McDonald 200,000 shares of its restricted common stock, which vest in 36 equal monthly installments. Mr. McDonald is entitled to participate in any bonus plan that the Company may establish for its senior executives. Either the Company or Mr. McDonald may terminate the employment agreement at will for any reason, upon three months' prior notice in the case of termination by the Company, or upon two months' prior notice in the case of termination by Mr. McDonald. If the Company terminates Mr. McDonald's employment without cause, or if Mr. McDonald terminates his employment for good reason

(as defined in the employment agreement), then the Company will be required to pay Mr. McDonald his base salary and benefits for a period of six months following termination. In addition, in the event of such a termination, Mr. McDonald's stock options will continue to vest and be exercisable if he performs consulting services for the Company of up to ten hours per week during the six months following termination.

     The Company is also a party to employment agreements with Messrs. Townsend and Nine, dated January 12, 1998 and April 9, 1998, respectively. Under these employment agreements, Messrs. Nine and Townsend are each entitled to receive a base salary of $145,000, which may be increased in accordance with the Company's regular salary review practices. In addition, the Company agreed to sell Messrs. Townsend and Nine 400,000 and 466,667 shares, respectively, of its restricted common stock, which vest in 36 equal monthly installments. Messrs. Townsend and Nine are also entitled to participate in any bonus plans that the Company may establish for its senior executives. These employment agreements provide for the same termination provisions and severance benefits as Mr. McDonald.

CERTAIN TRANSACTIONS

     On August 5, 1999, the Company issued and sold an aggregate of 1,195,238 of its Series C preferred stock to five purchasers at a purchase price of $3.15 per share. William Coleman III and James Adkisson, directors of the Company, each purchased 31,746 of these shares. Warburg, Pincus Ventures, L.P. purchased 952,381 of these shares.

     On August 31, 1999 and September 1, 1999, the Company sold 40,000 shares of restricted common stock to each of Messrs. Coleman and Adkisson at a purchase price of $1.50 per share pursuant to its 1998 Stock Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the establishment of the Compensation Committee in September 1999, compensation decisions were made by the Board of Directors, including Mr. Moran, an executive officer of the Company. Since its establishment, the Compensation Committee has been responsible for executive compensation decisions. The Compensation Committees' members during the fiscal year ended January 31, 2000 were Messrs. Coleman and Gross, and its current members are Ms. Chen and Mr. Gross . No executive officer of the Company has served as a director or member of the Compensation Committee of any other entity whose executive officers served as a director or member of the Company's Compensation Committee.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     This report is submitted by the Board of Directors. During the fiscal year ended January 31, 2000, the Board of Directors was responsible for reviewing the Company's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

     Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

     - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company's strategic objectives, as determined by the Board of Directors.

     - To align the interest of officers with the success of the Company.

     - To align the interest of officers with stockholders by including long-term equity incentives.

     - To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan and the 1998 Stock Incentive Plan, which plans are generally available to all employees of the Company.

     The principal factors which the Board of Directors considered with respect to each officer's compensation package for fiscal year ended January 31, 2000 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

     Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within the range of salaries that the Board of Directors believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Board of Directors takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Board of Directors does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the company's long-term goals and strategies.

     Base salary, while reviewed annually, is only adjusted as deemed necessary by the Board of Directors in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

     Equity Incentives. The Board of Directors believes that stock participation aligns officers' interests with those of the stockholders. In addition, the Board of Directors believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of the Company's common stock. In the fiscal year ended January 31, 2000, the Board of Directors granted the executive officers restricted stock that becomes exercisable over a three year period as a means of encouraging executives to remain with the Company and promote its success.

     In making stock option or restricted stock grants, the Board of Directors considers general corporate performance, individual contributions to the Company's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price.

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. the Company offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

     Chief Executive Officer Compensation. In fiscal year ended January 31, 2000, the Company's President and Chief Executive Officer, Charles E. Moran, received a base salary of $250,000, which represents 0% increase from start of employment. The base salary is believed by the Board of Directors to be consistent with the range of salary levels received by executive in a similar capacity in companies of comparable size and stage of development.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to the Company to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board of Directors has considered these requirements and the regulations. It is the Board of Director's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Board of Directors believes that any compensation deductions attributable to options granted under the 1998 Stock Incentive Plan currently qualify for an exception to the requirements of Section 162(m).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such filings by the Company's directors and executive officers and 10% stockholders or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal year ended January 31, 2000 were timely made.

 PROPOSAL 2 -- RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended January 31, 2000. Although stockholder approval of the Board of Directors' selection of Arthur Andersen LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved, the Board of Directors may reconsider its selection.

     A representative of Arthur Andersen LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from stockholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                                THIS SELECTION.

                                 OTHER MATTERS

OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented for consideration at the meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC's proxy rules, in accordance with their best judgment on such matters.

SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and employees may solicit proxies by telephone, telegraph, facsimile and personal interviews, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses in this connection.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 15, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

     The Company's By-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Securities Exchange
Act).

     Stockholder notices for nominations of directors or other matters must be received by the Company's Secretary at the principal executive offices of the Company not less than 60 days nor more 90 days prior to the anniversary of the prior year's annual meeting of stockholders; provided, however, that if the date of such annual meeting is more than 20 days before or more than 60 days after the anniversary of the prior year's annual meeting, such notice must be received not earlier than 90 days prior to the date of the meeting and not after the later of (i) the date 60 days prior to the date of such meeting or (ii) the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. For the 2000 Annual Meeting, a stockholder notice must be received not earlier than 90 days prior to the date of the meeting (March 11, 2000) and not later than the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.

     The Company's By-laws also specify requirements relating to the content of such notices which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                          By order of the Board of Directors,

                                          Thomas J. McDonald, Secretary

May 10, 2000

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                      PROXY
                              SKILLSOFT CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 9, 2000

     The undersigned, having received a Notice of the Annual Meeting of Stockholders of SkillSoft Corporation (the "Company") to be held on Friday, June 9, 2000 (the "Annual Meeting") and the Board of Directors' Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Charles E. Moran, Thomas J. McDonald and Patrick J. Rondeau and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

SEE REVERSE SIDE                                                SEE REVERSE SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]  Please mark your votes
     as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted FOR such election to office or proposal. None of the matters to be voted on is conditioned on, or related to, the approval of any other matter. All matters are proposed by the Company.


1. To elect two Class I directors:

     NOMINEES: Charles E. Moran, Stewart K.P. Gross.

       FOR ALL                WITHHELD FROM
      NOMINEES  [ ]      [ ]  ALL NOMINEES

     [ ]  ---------------------------------------------------------------------
     INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name in the space provided above.



2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year

                                                      FOR     AGAINST    ABSTAIN
                                                      [ ]       [ ]        [ ]



   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Signature: ___________________ Date: ___________

Signature: ___________________ Date: ___________